UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2009

RISKMETRICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33928	20-8175809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Floor New York, New York 10005	10005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 981-7475

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2009, Mr. Arthur Levitt notified the Company that he is retiring and that he will not stand for re-election to the Board at the Annual Meeting of Shareholders to be held on June 16, 2009.  Mr. Levitt tendered his resignation from the Board, effective as of the conclusion of the Annual Meeting.  Mr. Levitt has served as a member of the Board since April 2005.  Mr. Levitt has agreed to serve as an unpaid, special adviser to the Company.  In addition, he will continue to chair the Governance Leadership Council, a working group sponsored by the Company to foster broad-based, visionary thinking with regard to the practice of corporate governance.

On April 21, 2009, the Company’s Board of Directors appointed Stephen Harvey as the Head of the Company’s Governance Services unit.  Mr. Harvey has served as part of our Governance business since 2007.  From 2005-2007, Mr. Harvey served as our Head of Account Management and from 2000-2005 he served as our Head of Sales.  There is no arrangement or understanding pursuant to which Mr. Harvey was selected as our Head of Governance Services.  There are no related party transactions between the Company and Mr. Harvey reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2009
                                                            RISKMETRICS GROUP, INC.

                                                                By: /s/ Ethan Berman
                                                                   Name: Ethan Berman
                                                                   Title:   Chief Executive Officer